UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-186564	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 W. 26th Street
Suite 415
New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)
(212) 388-5500
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2014, Voltari Corporation (the “Company”) filed with the Secretary of State of the State of Delaware a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to allow the declaration and distribution of dividends on securities of the Company that rank junior to the Company's 13% Redeemable Series J Preferred Stock (the “Series J Preferred Stock”) consisting solely of warrants or other rights to acquire newly issued shares of the Company’s common stock, $0.001 par value per share, against the payment of a cash purchase price to the Company, without declaration or setting apart for payment of dividends on the Series J Preferred Stock.

The Certificate of Amendment became effective upon filing. The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

3.1        Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Voltari Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

September 12, 2014	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Voltari Corporation.